UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2008
NEWPORT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)
(949) 863-3144
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) On May 23, 2008, the Board of Directors (the “Board”) of Newport Corporation (the “Registrant”) appointed Markos I. Tambakeras as a member of the Board to fill a vacancy in Class I of the Board. Mr. Tambakeras has not yet been appointed as a member of any committee of the Board; however, he is expected to be appointed to either the Corporate Governance and Nominating Committee or the Compensation Committee. Mr. Tambakeras is an “independent director” as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules.
     For his service on the Board, Mr. Tambakeras will receive the regular cash compensation paid and equity compensation awarded by the Registrant to non-employee directors as described under the heading “Non-Employee Director Compensation” in the Registrant’s Proxy Statement filed with the Securities and Exchange Commission on April 7, 2008 in connection with its 2008 Annual Meeting of Stockholders. In addition, the Registrant has entered into an Indemnification Agreement with Mr. Tambakeras, effective May 23, 2008, in the form previously filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2002, filed with the Securities and Exchange Commission on August 12, 2002.
     A copy of the press release issued by the Registrant announcing the appointment of Mr. Tambakeras as a director is attached to this report as Exhibit 99.1.
Item 9.01 – Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

99.1	Press release issued by the Registrant dated May 27, 2008.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPORT CORPORATION
Date: May 27, 2008	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit
Number	Description

99.1	Press release issued by the Registrant dated May 27, 2008.